EXHIBIT 10.25



                                 FIBERCORE, INC.
                               253 Worcester Road
                          Charlton, Massachusetts 01507

                                                                    June 5, 2002

RIVERVIEW GROUP, LLC
666 5th Avenue, 8th Floor
New York, New York 10103
Attn:  Daniel Cardella

LATERMAN & CO.
FOREVERGREEN PARTNERS
5 East 59th Street
New York, New York 10022
Attn: Bernard Laterman

     Re: 5% Convertible Subordinated Debentures and Warrants of Fibercore, Inc.
         ----------------------------------------------------------------------

Dear Investors:

     In consideration for each of you agreeing to:

     (i) waive Events of Default (as that term is defined in the above-referenced debentures (the "Debentures")), if any, arising from FiberCore, Inc.'s (the "Company") failure to redeem $500,000, in the aggregate, of the Debentures on or before June 1, 2002 (the "June Redemption Payment");

     (ii) waive Events of Default, if any, that otherwise would have occurred as a result of the Company's failure to cause the registration statement registering the shares underlying the Debentures and warrants issued in connection therewith to be declared effective on or prior to June 1, 2002;

     (iii) waive your right to receive liquidated damages from the Company pursuant to Section 3(f) of that certain Registration Rights Agreement (the "Registration Rights Agreement") entered into in connection with the issuance of the Debentures that otherwise would have accrued prior to June 3, 2002; and

     (iv) receive, in lieu of your pro-rata portion of the June Redemption
          Payment:

          (A) a debenture (collectively, the "New Debentures") with a Set Price (as defined in the Debentures) of $0.5593 (subject to adjustment therein) and face principal amount equal to your pro-rata share of the June Redemption Payment, otherwise identical to the Debentures; and

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          (B)  a warrant (collectively, the "New Warrants") to purchase up to a number of shares of the Company's common stock equal to your pro-rata share, based upon the June Redemption Payment, of 245,821, with an exercise price of $.6102, otherwise identical to the Warrant issued in connection with the Convertible Subordinated Debentures and Warrants Purchase Agreement (the "Purchase Agreement"), dated July 15, 2002, pursuant to which the Debentures were issued;

the Company hereby acknowledges and agrees that Section 1.1(a)(ii) of the Purchase Agreement is hereby deleted in its entirety and of no further force or effect.

     The parties further agree and acknowledge that the New Debentures, the shares of common stock underlying the New Debentures, the New Warrants and the shares of common stock underlying the New Warrants shall be subject to the terms and conditions of the Purchase Agreement and the exhibits thereto (including, but not limited to, any registration rights) as if the New Debentures and New Warrants were issued pursuant to Section 1.4 of the Purchase Agreement, Mutatis Mutandis, and the date hereof shall be deemed the Subsequent Closing Date as to the New Debentures and New Warrants. Notwithstanding the fact that no warrants were to be issued pursuant to Section 1.4 of the Purchase Agreement, the holder of the New Warrants shall be deemed to have the same rights under the Purchase Agreement and the exhibits thereto, including registration rights with respect to the shares issuable thereunder, as a holder of the New Debentures.

     Please indicate your agreement with the foregoing by executing a copy of this letter and returning it to the undersigned.

                                                Very truly yours,

                                                FIBERCORE, INC.

                                                By:__________________________
                                                   Name:
                                                   Title:

ACCEPTED AND AGREED TO:

RIVERVIEW GROUP, LLC                            LATERMAN & CO.

By: __________________________                  By:__________________________
    Name:                                          Name:
    Title:                                         Title:

FOREVERGREEN PARTNERS

By: __________________________
    Name:
    Title: